Exhibit 10(p)2

ALLETE, INC. AMENDED AND RESTATED
DIRECTOR COMPENSATION TRUST AGREEMENT

Effective December 15, 2012

ALLETE, INC. AMENDED AND RESTATED
DIRECTOR COMPENSATION TRUST AGREEMENT

This Grantor Trust Agreement (the “Trust Agreement”) is made this 15th day of December, 2012 by and between ALLETE, INC. (“the Company”) and WELLS FARGO BANK, NATIONAL ASSOCIATION (“the Trustee”) and hereby amends and restates the ALLETE, Inc. Director Compensation Trust Agreement (the “Original Trust Agreement”), effective October 11, 2004.

Recitals

(a)	WHEREAS, the Company has adopted the nonqualified deferred compensation plans and agreements (the “Arrangements”) attached hereto as Attachment A, which may be amended from time to time;

(b)
WHEREAS, the Company has incurred or expects to incur liability under the terms of such Arrangements with respect to the individuals participating in such Arrangements or beneficiaries designated by such participants who are entitled to receive benefits under the terms of such arrangements as the result of the death of the participant (collectively, the “Participants”);

(c)
WHEREAS, the Company hereby establishes a Trust (the “Trust”) and shall contribute to the Trust assets that shall be held therein, subject to the claims of the Company's creditors in the event the Company becomes Insolvent, as defined in Section 3(a), until paid to Participants in such manner and at such times as specified in the Arrangements and in this Trust Agreement;

(d)
WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Arrangements as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of non-employee directors of ALLETE, Inc.;

(e)
WHEREAS, it is the intention of the parties that this Trust shall be interpreted in all respects to comply with Internal Revenue Code Section 409A (IRC Section 409A) and applicable authorities promulgated thereunder as may change from time to time; and

(f)	WHEREAS, it is the intention of the Company to make contributions to the Trust to provide itself with a source of funds (“the Fund”) to assist it in satisfying its liabilities under the Arrangements.

NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

ALLETE, Inc. Amended and Restated Director Compensation Trust Agreement

Section 1.    Establishment of The Trust

(a)
The Trust is intended to be a Grantor Trust, of which the Company is the Grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

(b)	The Company shall be considered a Grantor for the purposes of the Trust.

(c)	Subject to Section 1(i), the Trust hereby established is irrevocable.

(d)
The Company hereby deposits with the Trustee those assets previously held under the Original Trust Agreement, which assets are listed in Attachment B hereto (the “Initial Contribution”) which shall become the principal of this Trust to be held, administered and disposed of by the Trustee as provided in this Trust Agreement.

(e)
The principal of the Trust, and any earnings thereon shall be held separate and apart from other funds of the Company and shall be used exclusively for the uses and purposes of Participants and general creditors as herein set forth. Participants shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Arrangements and this Trust Agreement shall be unsecured contractual rights of Participants against the Company. Any assets held by the Trust will be subject to the claims of the general creditors of the Company under federal and state law in the event the Company is Insolvent, as defined in Section 3(a) herein.

(f)
The Company, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property acceptable to the Trustee in the Trust to augment the principal to be held, administered and disposed of by the Trustee as provided in this Trust Agreement. Prior to a Change in Control (as defined in Section 15) or, if earlier, a Potential Change in Control (as defined in Section 15) (a “Triggering Event,” as such term is more fully defined in Section 15), neither the Trustee nor any Participant shall have any right to compel additional deposits.

(g)
In addition to the Initial Contribution, the Company shall make such other contributions as shall from time to time be authorized by due corporate action. Any such payments made by the Company may be in cash, by letter of credit or, prior to the date as of which a Triggering Event, occurs, in such property (including, without limitation, securities issued by the Company) as the Company may determine. The Company shall keep accurate books and records with respect to the interest of each Executive in any Arrangement and shall provide copies of such books and records to the Trustee at any time as the Trustee shall request.

(h)
Upon a Triggering Event, the Company shall, as soon as possible, but in no event longer than thirty (30) days following the occurrence of the Triggering Event, make a contribution to the Trust in an amount that is sufficient (taking into account the Trust assets, if any, resulting from prior contributions) to fund the Trust in an amount equal to no less than 100% of the Required Funding and the Expense Reserve. The Required Funding shall be equal to the amount necessary to pay each Participant the benefits to which Participants would be entitled pursuant to the terms of the Arrangements as of the date on which the Triggering Event occurred. The Expense Reserve shall

ALLETE, Inc. Amended and Restated Director Compensation Trust Agreement

be equal to the greater of: 1) the estimated trustee and record-keeper expenses and fees for one year or 2) fifty thousand dollars ($50,000). Annually, the Company shall recalculate the Required Funding and the Expense Reserve as of December 31 of the preceding year and, if the assets of the trust are less than the sum of the Required Funding and the Expense Reserve, the Company shall make a contribution to the Trust in an amount equal to no less than 100% of the Required Funding and the Expense Reserve.

(i)
In the event a Change in Control does not occur within two years of a Potential Change in Control or, earlier if, within such two year period, the Chief Executive Officer of the Company determines that the Potential Change in Control no longer exists in accordance with Section 15(b), the Company shall have the right to recover any amounts contributed to and remaining on hand in the Trust pursuant to a payment made upon the occurrence of a Potential Change in Control in accordance with Section 1(h).

(j)
At the direction of the Company, the Trustee shall establish separate subtrusts for separate Arrangements or groups of Participants covered by the Trust. At the discretion of the Company, such subtrusts may reflect a segregation of particular assets or may reflect an undivided interest in the assets of the Trust, not requiring any segregation of assets. If a Triggering Event occurs, the Trustee shall establish a separate subtrust for all then-existing Participants in the Arrangement (or, at the written direction of either the Company or the Executive Compensation Committee of the Board of Directors (the “Committee”), for each Participant in the Arrangement who is covered by the Trust). The subtrust established for all then-existing Participants upon a Triggering Event shall require segregation of particular assets. However, individual subtrusts established for each Participant may reflect an undivided interest in the assets of the subtrust for all then-existing Participants and shall not require segregation of particular assets among particular individual subtrusts. Whenever separate subtrusts are established, the then-existing assets of the Trust or affected portion thereof shall be allocated, as directed by the Committee, in proportion to the vested accrued benefits, and, then, if any assets remain, the unvested (if any) accrued benefits of the Participants affected thereby, in both instances as of the end of the month immediately preceding such allocation. With respect to any new contributions to the Trust by the Company after separate subtrusts have been established, the Company shall designate the subtrust for which such contributions are made. Except as provided in Section 5(b) herein, after separate subtrusts are established, assets allocated to one subtrust may not be utilized to provide benefits under any other subtrust until all benefits payable under such subtrust have been paid in full. Payments to general creditors in the event of the Company becoming Insolvent shall be charged against the subtrusts in proportion to their account balances, except that payment of benefits to a Participant as a general creditor shall be charged against the subtrust for that Participant.

(k)
Notwithstanding the foregoing provisions or any other provision of the Arrangements, no contribution shall be required or made if such contribution would violate the provisions of IRC Section 409A and any applicable authorities promulgated thereunder.

ALLETE, Inc. Amended and Restated Director Compensation Trust Agreement

Section 2.	Payments to Participants

(a)
Prior to a Triggering Event, any distributions from the Trust shall be made by the Trustee to Participants at the direction of the Company. Prior to a Triggering Event, the entitlement of a Participant to benefits under the Arrangements shall be determined by the Committee, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Arrangements. Prior to a Triggering Event, the Company may appoint a third-party administrator (“TPA”) to direct the Trustee with respect to the amount and timing of such payments. After a Triggering Event, the TPA previously appointed by the Company shall continue unless and until the Trustee shall appoint a new TPA to act on its behalf in directing the Trustee with respect to the amount and timing of payments from the Trust.

(b)
The Company may direct the Trustee to make payments of benefits to Participants, or the Company may make payments of benefits directly to Participants as they become due under the terms of the Arrangements and may obtain full or partial reimbursement for such benefit payments from the Trust (or offset required contributions to the Trust) within twelve (12) months following the date such payments are made. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Arrangements, the Company shall make the balance of each such payment as it falls due in accordance with the Arrangements. The Trustee shall notify the Company when principal and earnings are not sufficient to make payments the Trustee has been directed to make by the Company, the Committee, or the TPA. Nothing in this Agreement shall relieve the Company of its liabilities to pay benefits due under the Arrangements except to the extent such liabilities are met by application of assets of the Trust.

(c)
The Company shall deliver to the Trustee a schedule of benefits, to include state and federal tax withholding guidelines, due under the Arrangements on an annual basis. Immediately, as soon as administratively practicable, after a Potential Change in Control and before a Change in Control, the Company shall deliver to the Trustee an updated schedule of benefits due under the Arrangements. After a Triggering Event, the Trustee shall pay benefits (unless Company pays pursuant to Section 2(b)) due in accordance with such schedule. After a Triggering Event, the TPA shall make the determination of benefits due to Participants and shall provide the Trustee with an updated schedule, to include state and federal tax withholding guidelines, of benefits due; provided however, a Participant may make application to the Trustee for an independent decision as to the amount or form of their benefits due under the Arrangements. In making any determination required or permitted to be made by the Trustee under this Section, the Trustee shall, in each such case, reach its own independent determination, in its absolute and sole discretion, as to the Participant's entitlement to a payment hereunder. In making its determination, the Trustee may consult with and make such inquiries of such persons, including the Participant, the Company, legal counsel, actuaries or other persons, as the Trustee may reasonably deem necessary. Any reasonable costs incurred by the Trustee in arriving at its determination shall be reimbursed by the Company and, to the extent not paid by the Company within a reasonable time, shall be charged to the Trust. The Company waives any right to contest any amount paid over by the Trustee hereunder pursuant to a good faith determination made by the Trustee notwithstanding any claim by or on behalf of the Company (absent a legal violation or manifest abuse of discretion by the Trustee) that such payments should not be made.

ALLETE, Inc. Amended and Restated Director Compensation Trust Agreement

(d)
The Trustee agrees that it will not itself institute any action at law or at equity, whether in the nature of an accounting, interpleading action, request for a declaratory judgment or otherwise, requesting a court or administrative or quasi-judicial body to make the determination required to be made by the Trustee under this Section 2 in the place and stead of the Trustee. The Trustee may (and, if necessary or appropriate, shall) institute an action to collect a contribution due the Trust following a Triggering Event or in the event that the Trust should ever experience a short-fall in the amount of assets necessary to make payments pursuant to the terms of the Arrangements.

Section 3.	Trustee Responsibility Regarding Payments
To The Trust Beneficiary When The Company Is Insolvent

(a)
The Trustee shall cease payment of benefits to Participants if the Company is Insolvent. The Company shall be considered “Insolvent” for purposes of this Trust Agreement if (i) the Company is unable to pay its debts as they become due, or (ii) the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

(b)
At all times during the continuance of this Trust, the principal and income of the Trust shall be subject to claims of general unsecured creditors of the Company under federal and state law as set forth below.

(1)
The Board of Directors and the Chief Executive Officer of the Company shall have the duty to inform the Trustee in writing that the Company is Insolvent. If a person claiming to be a creditor of the Company alleges in writing to the Trustee that the Company has become Insolvent, the Trustee shall determine whether the Company is Insolvent and, pending such determination, the Trustee shall discontinue payment of benefits to Participants.

(2)
Unless the Trustee has actual knowledge that the Company is Insolvent, or has received notice from the Company or a person claiming to be a creditor alleging that the Company is Insolvent, the Trustee shall have no duty to inquire whether the Company is Insolvent. The Trustee may in all events rely on such evidence concerning the Company's solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the Company's solvency.

(3)
If at any time the Trustee has determined that the Company is Insolvent, the Trustee shall discontinue payments to Participants and shall hold the assets of the Trust for the benefit of the Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Participants to pursue their rights as general creditors of the Company with respect to benefits due under the Arrangements or otherwise.

ALLETE, Inc. Amended and Restated Director Compensation Trust Agreement

(4)
The Trustee shall resume the payment of benefits to Participants in accordance with Section 2 of this Trust Agreement only after the Trustee has determined that the Company is not Insolvent (or is no longer Insolvent).

(c)
Provided that there are sufficient assets, if the Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Participants under the terms of the Arrangements for the period of such discontinuance, less the aggregate amount of any payments made to Participants by the Company in lieu of the payments provided for hereunder during any such period of discontinuance.

Section 4.	Payments When a Short-Fall of The Trust Assets Occurs

(a)
If there are not sufficient assets for the payment of current and expected future benefits pursuant to Section 2 or Section 3(c) hereof and the Company does not otherwise make such payments within a reasonable time after demand from the Trustee, the Trustee shall allocate the Trust assets among the Participants of a particular subtrust in the following order of priority:

(1)	vested Participants; and

(2)	non-vested Participants.

(b)
Within each category, assets shall be allocated pro-rata with respect to the total present value of benefits expected for each Participant within the category, and payments due under the terms of the Arrangements to each Participant shall be made to the extent of the assets allocated to each Participant. For purposes of the foregoing, calculations of present values shall be performed within normal actuarial practice and within the most current Actuarial Standards of Practice.

(c)
Upon receipt of a contribution from the Company necessary to make up for a short-fall in the payments due, the Trustee shall resume payments to all the Participants under the Arrangements. Following a Triggering Event, the Trustee shall have the right and duty to compel a contribution to the Trust from the Company to make-up for any short-fall.

Section 5.    Payments to the Company

(a)
Except as provided in Section 1(i), Section 2, Section 3, Section 5(b), and Section 8 hereof, the Company shall have no right or power to direct the Trustee to return to the Company or to divert to others any of the Trust assets before all payment of benefits have been made to Participants pursuant to the terms of the Arrangements.

ALLETE, Inc. Amended and Restated Director Compensation Trust Agreement

(b)
In the event that the Company, prior to a Triggering Event, or the Trustee in its sole and absolute discretion, after a Triggering Event, determines that the Trust assets exceed one-hundred twenty-five percent (125%) of the anticipated benefit obligations and administrative expenses that are to be paid under the Arrangements and that all of the subtrusts' assets exceed one-hundred percent (100%) of the anticipated benefit obligations and administrative expenses that are to be paid under the Arrangements, the Trustee, at the written direction of the Company, prior to a Triggering Event, or the Trustee in its sole and absolute discretion, after a Triggering Event, shall distribute to the Company such excess portion of Trust assets. For purposes of the foregoing, in the event that the Company, prior to a Triggering Event, or the Trustee in its sole and absolute discretion, after a Triggering Event, determines that the Trust assets in a particular subtrust exceed one-hundred percent (100%) of the anticipated benefit obligations and administrative expenses that are to be paid under the Arrangements from such subtrust, such excess amounts may be allocated to other subtrusts whose assets are less than one-hundred percent (100%) of the anticipated benefit obligations and administrative expenses that are to be paid under the Arrangements from such subtrust.

Section 6.    Investment Authority

(a)	Prior to a Triggering Event, the Company shall have the right, subject to this Section, to direct the Trustee with respect to investments.

(1)
The Company may direct the Trustee to segregate all or a portion of the Fund in a separate investment account or accounts and may appoint one or more investment managers and/or an investment committee established by the Company to direct the investment and reinvestment of each such investment account or accounts. In such event, the Company shall notify the Trustee of the appointment of each such investment manager and/or investment committee. No such investment manager shall be related, directly or indirectly, to the Company, but members of the investment committee may be employees of the Company.

(2)
Thereafter, until a Triggering Event, the Trustee shall make every sale or investment with respect to such investment account as directed in writing by the investment manager or investment committee. It shall be the duty of the Trustee to act strictly in accordance with each direction. The Trustee shall be under no duty to question any such direction of the investment manager or investment committee, to review any securities or other property held in such investment account or accounts acquired by it pursuant to such directions or to make any recommendations to the investment managers or investment committee with respect to such securities or other property.

(3)
Notwithstanding the foregoing, the Trustee, without obtaining prior approval or direction from an investment manager or investment committee, shall invest cash balances held by it from time to time in short term cash equivalents including, but not limited to, through the medium of any short term common, collective, or commingled trust fund established and maintained by the Trustee subject to the instrument establishing such trust fund, U.S. Treasury Bills, commercial paper (including such forms of commercial paper as may be available through the Trustee's Trust Department), certificates of deposit (including certificates issued by the Trustee in its separate corporate capacity), and similar type

ALLETE, Inc. Amended and Restated Director Compensation Trust Agreement

securities, with a maturity not to exceed one year; and, furthermore, sell such short term investments as may be necessary to carry out the instructions of an investment manager or investment committee regarding more permanent type investment and directed distributions.

(4)
The Trustee shall neither be liable nor responsible for any loss resulting to the Fund by reason of any sale or purchase of an investment directed by an investment manager or investment committee nor by reason of the failure to take any action with respect to any investment which was acquired pursuant to any such direction in the absence of further directions of such investment manager or investment committee.

a.
Notwithstanding anything in this Agreement to the contrary, the Trustee shall be indemnified and saved harmless by the Company from and against any and all personal liability to which the Trustee may be subjected by carrying out any directions of an investment manager or investment committee issued pursuant hereto or for failure to act in the absence of directions of the investment manager or investment committee including all expenses reasonably incurred in its defense in the event the Company fails to provide such defense; provided, however, the Trustee shall not be so indemnified if it participates knowingly in, or knowingly undertakes to conceal, an act or omission of an investment manager or investment committee, having actual knowledge that such act or omission is a breach of a fiduciary duty; provided further, however, that the Trustee shall not be deemed to have knowingly participated in or knowingly undertaken to conceal an act or omission of an investment manager or investment committee with knowledge that such act or omission was a breach of fiduciary duty by merely complying with directions of an investment manager or investment committee or for failure to act in the absence of directions of an investment manager or investment committee. The Trustee may rely upon any order, certificate, notice, direction or other documentary confirmation purporting to have been issued by the investment manager or investment committee which the Trustee believes to be genuine and to have been issued by the investment manager or investment committee. The Trustee shall not be charged with knowledge of the termination of the appointment of any investment manager or investment committee until it receives written notice thereof from the Company.

b.	The Company, prior to a Triggering Event, may direct the Trustee to invest in securities (including stock and the rights to acquire stock) or obligations issued by the Company.

ALLETE, Inc. Amended and Restated Director Compensation Trust Agreement

c.
All rights associated with respect to any investment held by the Trust, including but not limited to, exercising or voting of proxies, in person or by general or limited proxy, shall be in accordance with and as directed in writing by the Company or its authorized representative.

(b)	Following a Triggering Event, the Trustee shall have the power in investing and reinvesting the Fund in its sole discretion, unless otherwise provided below:

(1)
To invest and reinvest in any readily marketable common and preferred stocks (including any stock or security of the Company), bonds, notes, debentures (including convertible stocks and securities but not including any stock or security of the Trustee other than a de minimus amount held in a mutual fund), certificates of deposit or demand or time deposits (including any such deposits with the Trustee), limited partnerships or limited liability companies, private placements and shares of investment companies, and mutual funds, without being limited to the classes or property in which the Trustees are authorized to invest by any law or any rule of court of any state and without regard to the proportion any such property may bear to the entire amount of the Fund. Without limitation, the Trustee may invest the Trust in any investment company (including any investment company or companies for which Wells Fargo Bank, N.A. or an affiliated company acts as the investment advisor {“Special Investment Companies”}) or, any insurance contract or contracts issued by an insurance company or companies in each case as the Trustee may determine provided that the Trustee may in its sole discretion keep such portion of the Trust in cash or cash balances for such reasonable periods as may from time to time be deemed advisable pending investment or in order to meet contemplated payments of benefits;

(2)	To invest and reinvest all or any portion of the Fund collectively through the medium of any proprietary mutual fund that may be established and maintained by the Trustee;

(3)
To commingle for investment purposes all or any portion of the Fund with assets of any other similar trust or trusts established by the Company with the Trustee for the purpose of safeguarding deferred compensation or retirement income benefits of its employees and/or directors;

(4)	To retain any property at any time received by the Trustee;

(5)
To sell or exchange any property held by it at public or private sale, for cash or on credit, to grant and exercise options for the purchase or exchange thereof, to exercise all conversion or subscription rights pertaining to any such property and to enter into any covenant or agreement to purchase any property in the future;

ALLETE, Inc. Amended and Restated Director Compensation Trust Agreement

(6)
To participate in any plan of reorganization, consolidation, merger, combination, liquidation or other similar plan relating to property held by it and to consent to or oppose any such plan or any action thereunder or any contract, lease, mortgage, purchase, sale or other action by any person;

(7)
To deposit any property held by it with any protective, reorganization or similar committee, to delegate discretionary power thereto, and to pay part of the expenses and compensation thereof for any assessments levied with respect to any such property to be deposited;

(8)	To extend the time of payment of any obligation held by it;

(9)	To hold uninvested any moneys received by it, without liability for interest thereon, but only in anticipation of payments due for investments, reinvestments, expenses or disbursements;

(10)	To exercise all voting or other rights, at the direction of the Company, with respect to any property held by it and to grant proxies, discretionary or otherwise;

(11)	For the purposes of the Trust, to borrow money from others, to issue its promissory note or notes therefor, and to secure the repayment thereof by pledging any property held by it;

(12)
To employ suitable contractors and counsel, who may be counsel to the Company or to the Trustee, and to pay their reasonable expenses and compensation from the Fund to the extent not paid by the Company;

(13)
To register investments in its own name or in the name of a nominee; and to combine certificates representing securities with certificates of the same issue held by it in other fiduciary capacities or to deposit or to arrange for the deposit of such securities with any depository, even though, when so deposited, such securities may be held in the name of the nominee of such depository with other securities deposited therewith by other persons, or to deposit or to arrange for the deposit of any securities issued or guaranteed by the United States government, or any agency or instrumentality thereof, including securities evidenced by book entries rather than by certificates, with the United States Department of the Treasury or a Federal Reserve Bank, even though, when so deposited, such securities may not be held separate from securities deposited therein by other persons; provided, however, that no securities held in the Fund shall be deposited with the United States Department of the Treasury or a Federal Reserve Bank or other depository in the same account as any individual property of the Trustee, and provided, further, that the books and records of the Trustee shall at all times show that all such securities are part of the Trust Fund;

(14)
To settle, compromise or submit to arbitration any claims, debts or damages due or owing to or from the Trust, respectively, to commence or defend suits or legal proceedings to protect any interest of the Trust, and to represent the Trust in all suits or legal proceedings in any court or before any other body or tribunal; provided, however, that the Trustee shall not be required to take any such action unless it shall have been indemnified by the Company to its reasonable satisfaction against liability or expenses it might incur therefrom;

ALLETE, Inc. Amended and Restated Director Compensation Trust Agreement

(15)
Subject to Section 7, to hold and retain policies of life insurance, annuity contracts, and other property of any kind which policies are contributed to the Trust by the Company or any subsidiary of the Company or are purchased by the Trustee;

(16)	To hold any other class of assets which may be contributed by the Company and that is deemed reasonable by the Trustee, unless expressly prohibited herein;

(17)
To loan any securities at any time held by it to brokers or dealers upon such security as may be deemed advisable, and during the terms of any such loan to permit the loaned securities to be transferred into the name of and voted by the borrower or others; and

(18)	Generally, to do all acts, whether or not expressly authorized, that the Trustee may deem necessary or desirable for the protection of the Fund.

(c)
Following a Triggering Event, the Trustee shall have the sole and absolute discretion in the management of the Trust assets and shall have all the powers set forth under this Section 6(c). In investing the Trust assets, the Trustee shall consider:

(1)	the needs of the Arrangements;

(2)	the need for matching of the Trust assets with the liabilities of the Arrangements; and

(3)	the duty of the Trustee to act solely in the best interests of the Participants.

(d)	In no event may the Trustee invest in offshore securities or any other investments prohibited by IRC Section 409A.

(e)
The Trustee shall have the right, in its sole discretion, to delegate its investment responsibility to an investment manager who may be an affiliate of the Trustee. In the event the Trustee shall exercise this right, the Trustee shall remain, at all times responsible for the acts of an investment manager. The Trustee shall have the right to purchase an insurance policy or an annuity to fund the benefits of the Arrangements.

ALLETE, Inc. Amended and Restated Director Compensation Trust Agreement

(f) The Company shall have the right at any time to substitute assets (other than securities issued by the Trustee or the Company) of equal fair market value for any asset held by the Trust, provided, however, that no such substitution shall be permitted unless the Trustee determines that the fair market values of the substituted assets are equal (which determination shall be made on a timely basis).

Section 7.    Insurance Contracts

(a)
To the extent that the Trustee is directed by the Company prior to a Triggering Event to invest part or all of the Trust Fund in insurance contracts, the type and amount thereof shall be specified by the Company. The Trustee shall be under no duty to make inquiry as to the propriety of the type or amount so specified.

(b)
Each insurance contract issued shall provide that the Trustee shall be the owner thereof with the power to exercise all rights, privileges, options and elections granted by or permitted under such contract or under the rules of the insurer. The exercise by the Trustee of any incidents of ownership under any contract shall, prior to a Triggering Event, be subject to the direction of the Company. After a Triggering Event, the Trustee shall have all such rights.

(c)
The Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against an insurance policy held in the Trust Fund.

(d)	No insurer shall be deemed to be a party to the Trust and an insurer's obligations shall be measured and determined solely by the terms of contracts and other agreements executed by the insurer.

Section 8.    Disposition of Income

(a)	Prior to a Triggering Event, all income received by the Trust, net of expenses and taxes, may be returned to the Company or accumulated and reinvested within the Trust at the direction of the Company.

(b)	Following a Triggering Event, all income received by the Trust, net of expenses and taxes payable by the Trust, shall be accumulated and reinvested within the Trust.

Section 9.    Accounting by The Trustee

The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between the Company and the Trustee. Within forty-five (45) days following the close of each calendar year and within forty-five (45) days after the removal or resignation of the Trustee, the Trustee shall deliver to the Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales

ALLETE, Inc. Amended and Restated Director Compensation Trust Agreement

(accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be. The Company may approve such account by an instrument in writing delivered to the Trustee. In the absence of the Company's filing with the Trustee objections to any such account within one hundred and eighty (180) days after its receipt, the Company shall be deemed to have so approved such account. In such case, or upon the written approval by the Company of any such account, the Trustee shall, to the extent permitted by law, be discharged from all liability to the Company for its acts or failures to act described by such account. The foregoing, however, shall not preclude the Trustee from having its accounting settled by a court of competent jurisdiction. The Trustee shall be entitled to hold and to commingle the assets of the Trust in one Fund for investment purposes but at the direction of the Company prior to a Change in Control, the Trustee shall create one or more sub-accounts.

Section 10.    Responsibility of The Trustee

(a)
The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that the Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by the Company which is contemplated by, and in conformity with, the terms of the Arrangements or this Trust and is given in writing by the Company. In the event of a dispute between the Company and a party, the Trustee may apply to a court of competent jurisdiction to resolve the dispute, subject, however to Section 2(d) hereof.

(b)
The Company hereby indemnifies the Trustee against losses, liabilities, claims, costs and expenses in connection with the administration of the Trust, unless resulting from the negligence or willful misconduct of Trustee. The Trustee hereby indemnifies the Company against liabilities, claims, costs and expenses resulting from negligence or willful misconduct of the Trustee. The Trustee shall not be liable under any circumstances for indirect, incidental, consequential, punitive, or special damages in connection with the administration of this Trust. To the extent the Company fails to make any payment on account of an indemnity provided in this Section 10(b), in a reasonably timely manner, the Trustee may obtain payment from the Trust. If the Trustee undertakes or defends any litigation arising in connection with this Trust or to protect a Participant's rights under the Arrangements, the Company agrees to indemnify the Trustee against the Trustee's costs, reasonable expenses and liabilities (including, without limitation, attorneys' fees and expenses) relating thereto and to be primarily liable for such payments. If the Company does not pay such costs, expenses and liabilities in a reasonably timely manner, the Trustee may obtain payment from the Trust.

(c)	The Trustee may consult with legal counsel (who may also be counsel for the Company generally) with respect to any of its duties or obligations hereunder.

ALLETE, Inc. Amended and Restated Director Compensation Trust Agreement

(d)
The Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder and may rely on any determinations made by such agents and information provided to it by the Company.

(e)	The Trustee shall have, without exclusion, all powers conferred on the Trustee by applicable law, unless expressly provided otherwise herein.

(f)
Notwithstanding any powers granted to the Trustee pursuant to this Trust Agreement or to applicable law, the Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

Section 11.    Compensation and Expenses of The Trustee

The Trustee's compensation shall be as agreed in writing from time to time by the Company and the Trustee. The Company shall pay all administrative expenses and the Trustee's fees and shall promptly reimburse the Trustee for any fees and expenses of its agents. If not so paid within thirty (30) days of being invoiced, the fees and expenses shall be paid from the Trust.

Section 12.    Resignation and Removal of The Trustee

(a)
Prior to a Triggering Event, the Trustee may resign at any time by written notice to the Committee, which shall be effective sixty (60) days after receipt of such notice unless the Committee and the Trustee agree otherwise. Following a Triggering Event, the Trustee may resign thirty-six (36) months or more after the Triggering Event by written notice to the Committee, which shall be effective sixty (60) days after receipt of such notice or upon shorter notice as the Committee and the Trustee agree. Or, following a Triggering Event, the Trustee may resign twenty-four (24) months or more after the Triggering Event if a successor Trustee has been appointed by the Committee in accordance with Section 13 or the Trustee has received written consent from a Majority of the Participants as defined in Section 15.

(b)
Prior to a Triggering Event, the Trustee may be removed by the Committee on sixty (60) days written notice or upon shorter notice accepted by the Trustee. After a Triggering Event, the Trustee may be removed by the Committee with written consent from a Majority of the Participants.

(c)
If the Trustee resigns following a Triggering Event and if the Committee fails to appoint a successor Trustee within a reasonable period of time following such resignation, the Trustee shall apply to a court of competent jurisdiction for the appointment of a successor Trustee which satisfies the requirements of Section 13 or for instructions.

ALLETE, Inc. Amended and Restated Director Compensation Trust Agreement

(d)
Upon resignation or removal of the Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within sixty (60) days after receipt of notice of resignation, removal or transfer, unless the Committee extends the time limit.

(e)
If the Trustee resigns or is removed, a successor Trustee shall be appointed by the Committee, in accordance with Section 13 hereof, by the effective date of resignation or removal under paragraph(s) (a) or (b) of this section. If no such appointment has been made, the Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of the Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

Section 13.    Appointment of Successor

(a)
If the Trustee resigns or is removed in accordance with Section 12 hereof, the Committee may appoint, subject to Section 12, any third party national banking association with a market capitalization exceeding $25,000,000 to replace the Trustee upon resignation or removal. The successor Trustee shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust. The former Trustee shall execute any instrument necessary or reasonably requested by the Committee or the successor Trustee to evidence the transfer.

(b)
The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to Section 9 and 10 hereof. The successor Trustee shall not be responsible for and the Company shall indemnify and defend the successor Trustee from any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor Trustee.

Section 14.	Amendment or Termination

(a)
The Board of Directors and the Trustee may amend this Trust Agreement at any time by a written instrument executed by both parties. No such amendment shall conflict with the terms of the Arrangements or shall make the Trust revocable, except as provided in Section 14(c). No amendment shall cause the principal and income of the Trust to fail to be subject to claims of the Company's general unsecured creditors under federal and state law in the event the Company becomes Insolvent as defined in Section 3(a). No amendment may violate the provisions of IRC Section 409A.

(b)
Following a Triggering Event, the Trust shall not terminate until the date on which Participants have received all of the benefits due to them under the terms and conditions of the Arrangements, except as provided in Section 14(c). Notwithstanding the foregoing, after individual subtrusts have been created, an individual subtrust may be terminated on the date on which all Participants have received all of the benefits due to them under the terms and conditions of the Arrangements covered by such subtrust.

ALLETE, Inc. Amended and Restated Director Compensation Trust Agreement

(c)
Upon written approval of all Participants entitled to payment of benefits pursuant to the terms of the Arrangements, the Company may terminate this Trust prior to the time all benefit payments under the Arrangements have been made. All assets in the Trust at termination shall be returned to the Company.

Section 15.    Definitions

(a)	For purposes of this Trust, the following terms shall be defined as set forth below:

(1)	“Potential Change in Control” shall mean:

i.
the purchase or other acquisition by any person, entity or group of persons, within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934 (“Act”), or any comparable successor provisions, other than the trustee of any other trust or plan maintained for the benefit of employees of the Company, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of 20% or more of either the outstanding shares of common stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally;

ii.
the announcement by any person of an intention to take actions which might reasonably result in a business combination between the Company and an entity which has a market capitalization equal to or greater than 80% of the Company;

iii.
the issuance of a proxy statement by the Company with respect to an election of directors for which there is proposed one or more directors who are not recommended by the Board of Directors of the Company or its nominating committee, where the election of such proposed director or directors would result in a Change in Control as defined in Section 15(a)(2)(iii); or

iv.
submission to the individuals who, as of the date hereof, constitute the Board of Directors, of nominations which, if approved, would change the Executive Officer configuration of the Company (at the Executive Vice President level and above) by 50% or more.

(2)	“Change in Control” shall mean the earliest of:

i.
the date any one person, or more than one person acting as a group (as the term “group” is used in Treasury Regulations section 1.409A-3(i)(5)(v)(B)), acquires ownership of stock of the Company that, together with stock previously held by the acquirer, constitutes more than fifty (50%) percent of the total fair market value or total voting power of Company stock. If any one person, or more than one person acting as a group, is considered to own more than fifty (50%) percent of the total fair market value or total voting power of Company stock, the acquisition of additional stock by the same person or persons acting as a group does not cause a Change in Control. An increase in the percentage of stock owned by any one person, or persons acting as a group, as a result of a transaction

ALLETE, Inc. Amended and Restated Director Compensation Trust Agreement

in which Company acquires its stock in exchange for property, is treated as an acquisition of stock;

ii.
the date any one person, or more than one person acting as a group (as the term “group” is used in Treasury Regulations section 1.409A-3(i)(5)(v)(B)), acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by that person or persons) ownership of Company stock possessing at least thirty (30%) percent of the total voting power of Company stock;

iii.
the date a majority of the members of the Company's board of directors is replaced during any twelve (12) month period by directors whose appointment or election is not endorsed by a majority of the members of the board of directors prior to the date of appointment or election; or

iv.
the date any one person, or more than one person acting as a group (as the term “group” is used in Treasury Regulations section 1.409A-3(i)(5)(v)(B)), acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by that person or persons) assets from the Company that have a total gross fair market value equal to at least forty (40%) percent of the total gross fair market value of all the Company's assets immediately prior to the acquisition or acquisitions. For this purpose, “gross fair market value” means the value of the corporation's assets, or the value of the assets being disposed of, without regard to any liabilities associated with these assets.

In determining whether a Change in Control occurs, the attribution rules of Internal Revenue Code Section 318 apply to determine stock ownership. The stock underlying a vested option is treated as owned by the individual who holds the vested option, and the stock underlying an unvested option is not treated as owned by the individual who holds the unvested option.

For purposes of this Section 15(a), the individuals who, as of the date hereof, constitute the Board of Directors, by a majority vote, shall have the power to determine on the basis of information known to them (a) the number of shares beneficially owned by any person, entity or group; (b) whether there exists an agreement, arrangement or understanding with another as to matters referred to in this Section 15(a); (c) whether persons are acting as a group (as the term “group” is used in Treasury Regulations section 1.409A-3(i)(5)(v)(B)); and (d) such other matters with respect to which a determination is necessary under this Section 15(a).

ALLETE, Inc. Amended and Restated Director Compensation Trust Agreement

(3)	“Majority of the Participants” shall mean Participants whose combined vested and unvested account balance(s) and accrued benefits within the Arrangements exceed 67% of the total Trust liability.

(4)
    “Triggering Event” shall mean a Change in Control or, if earlier, a Potential Change in Control. However, a Potential Change in Control will cease to be a Triggering Event and the Trust Agreement will be interpreted as if no such Triggering Event had occurred, if a Change in Control does not occur within two years of the Potential Change in Control or if, within such two year period, the Chief Executive Officer of the Company determines that the Potential Change in Control no longer exists in accordance with Section 15(b).

(b)
The Chief Executive Officer of the Company shall have the specific authority to determine whether a Potential Change in Control or Change in Control has transpired, and to determine whether the Potential Change in Control no longer exists under the guidance of this Section 15 and shall be required to give the Trustee notice of a Potential Change in Control, of a Change in Control, or if a Potential Change in Control no longer exists. The Trustee shall be entitled to rely upon such notice, but if the Trustee receives notice of a Potential Change in Control or Change in Control from another source, the Trustee shall make its own independent determination.

Section 16.    Confidentiality

(a)
This Trust Agreement and certain information relating to the Trust is “Confidential Information” pursuant to applicable federal and state law, and as such it shall be maintained in confidence and not disclosed, used or duplicated, except as described in this section. If it is necessary for the Trustee to disclose Confidential Information to a third party in order to perform the Trustee's duties hereunder, the Trustee shall disclose only such Confidential Information as is necessary for such third party to perform its obligations to the Trustee and shall, before such disclosure is made, ensure that said third party understands and agrees to the confidentiality obligations set forth herein. The Trustee and the Company shall maintain an appropriate information security program and adequate administrative and physical safeguards to prevent the unauthorized disclosure, misuse, alteration or destruction of Confidential Information, and shall inform the other party as soon as possible of any security breach or other incident involving possible unauthorized disclosure of or access to Confidential Information. Confidential Information shall be returned to the disclosing party upon request. Confidential Information does not include information that is generally known or available to the public or that is not treated as confidential by the disclosing party, provided, however, that this exception shall not apply to any publicly available information to the extent that the disclosure or sharing of the information by one or both parties is subject to any limitation, restriction, consent, or notification requirement under any applicable federal or state information privacy law or regulation. If the receiving party is required by law, according to the advice of competent counsel, to disclose

ALLETE, Inc. Amended and Restated Director Compensation Trust Agreement

Confidential Information, the receiving party may do so without breaching this section, but shall first, if feasible and legally permissible, provide the disclosing party with prompt notice of such pending disclosure so that the disclosing party may seek a protective order or other appropriate remedy or waive compliance with the provisions of this section.

Section 17.    Miscellaneous

(a)	Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

(b)
The Company hereby represents and warrants that all of the Arrangements have been established, maintained and administered in accordance with all applicable laws, including without limitation, ERISA. The Company hereby indemnifies and agrees to hold the Trustee harmless from all liabilities, including attorney's fees, relating to or arising out of the establishment, maintenance and administration of the Arrangements. To the extent the Company does not pay any of such liabilities in a reasonably timely manner, the Trustee may obtain payment from the Trust.

(c)
Benefits payable to Participants under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

(d)	This Trust Agreement shall be governed by and construed in accordance with the laws of North Carolina.

IN WITNESS WHEREOF, this Amended and Restated Director Compensation Trust Agreement has been executed on behalf of the parties hereto on the day and year first above written.

ALLETE, INC.		WELLS FARGO BANK, NATIONAL ASSOCIATION as TRUSTEE
By:	/s/ Alan R. Hodnik	By:	/s/ Michael D. Hill
Its:	Chairman, President & Chief Executive Officer	Its:	Senior Vice President
ATTEST:		ATTEST:
By:	/s/ Deborah A. Amberg	By:	/s/ Tonya M. Inscore
Its:	Senior Vice President, General Counsel & Secretary	Its:	Senior Vice President

Attachment A

The following Arrangements are covered by this Trust:

ALLETE Director Compensation Deferral Plan

ALLETE Non-Employee Director Compensation Deferral Plan II

Attachment B